                                                                    Exhibit 3(8)

THIS DEED is made on the   day of       1998

BETWEEN:

DYNAMIC DIGITAL DEPTH (AUSTRALIA) PTY LTD (ACN 060 154 949) of 41 Walters Drive Herdsman Business Park, Osborne Park in the State of Western Australia ("DDD");

- and -

BOSTON TOWER PTY LTD (ACN 071 187 187) of 11 Grove End Ridge, Mt Claremont in the said State ("the Owner")


WHEREAS:

A.       The Owner owns the Land.

B. By the Original Contract, DDD agreed to purchase and the Owner agreed to sell the Land.

C. DDD and the Owner have agreed to cancel the Original Contract and the Owner has agreed to grant and DDD has agreed to take a lease of the Land on the terms and conditions contained in the Lease and the Owner has further agreed to grant to DDD an option to purchase the Land and DDD has agreed to grant to the Owner an option to sell the Land to DDD and/or its nominee.

D. The parties have entered into this Deed in order to record the terms of their agreement.


NOW THIS DEED WITNESSES AS FOLLOWS:

1.       DEFINITIONS

         1.1      In this Deed unless a contrary intention appears:

                  1.1.1    "Call Option" means the option granted under clause
                           3.1;

                  1.1.2 "Commencement Date" means date of execution of this Deed by the

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                  1.1.3    parties; "Contract" means the contract for the sale
                           and purchase of the Land attached and marked
                           Schedule 5 of this Deed;

                  1.1.4 "Expiry Date" means 30 November 1999 or any later date the parties may agree to in writing;

                  1.1.5 "Land" means the land specified in Schedule 1 of this Deed;

                  1.1.6 "Lease" means the lease executed contemporaneously with this Deed made between DDD as lessee and the Owner as lessor in respect of the Land;

                  1.1.7 "Option Fee" means the sum of Five Hundred Thousand Dollars ($500,000.00) to be paid by DDD to the Owner in accordance with clause 3.1;

                  1.1.8 "Original Contract" means the Contract for Sale of Land by Offer and Acceptance dated 14 August 1998 made between the Owner and DDD whereby the Owner agreed to sell and DDD agreed to buy the Land on the terms covenants and conditions contained therein as amended.

                  1.1.9 "Purchase Price" means Two Million Dollars ($2,000,000.00);

                  1.1.10 "Put Option" means the option granted under clause 4.1; and

         1.2 In the interpretation of this Deed unless repugnant to the sense or context:

                  1.2.1 a reference to any statute or act includes all statutes and acts (State or


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                           Federal) for the time being enacted amending
                           consolidating modifying or replacing any statutes and all regulations by-laws requisitions or orders made under any statute from time to time by any statutory public or other competent authority and any statutes or acts enacted in substitution for any statute or act;

                  1.2.2 references to sections shall be references to all the clauses under the heading of the section to which the reference relates;

                  1.2.3 where 2 or more persons are parties hereto the covenants and agreements on their part shall bind them and any 2 or greater number of them jointly and severally; and

                  1.2.4 a reference to any Party shall include a reference to their assigns and successors or legal personal representatives as the case may be.

2.       CANCELLATION OF ORIGINAL CONTRACT

         2.1 The parties mutually covenant and agree that immediately upon the date of execution of this Deed the Original Contract shall be deemed to have come to an end and the deposit and all other moneys (if any) paid pursuant to the Original Contract shall be then refunded to DDD and there shall be no further claim under the Original Contract by either party, agent or other person at law or in equity.

3.       CALL OPTION

         3.1      CALL OPTION

                  In consideration of payment by DDD to the Owner of the Option Fee which shall be paid immediately on the Commencement Date the Owner grants to


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                  DDD and/or its nominee the irrevocable option to purchase the
                  Land for the Purchase Price free from all encumbrances (save and except the restrictive covenant contained in Transfer G548183 and Easement G708737 upon the terms and conditions set out in the Contract.

         3.2      EXERCISE OF CALL OPTION

                  The Call Option may only be exercised at any time during the period commencing on the Commencement Date and expiring at 5.00pm on the Expiry Date by DDD and/or its nominee serving on the Owner a notice signed on behalf of DDD and/or its nominee in the form or to the effect of the form of notice set out in
                  Schedule 2 of this Deed.

4.       PUT OPTION

         4.1 In consideration of the payment by the Owner to DDD of the sum of $1.00 simultaneously with the signing of this Deed, the receipt of which DDD acknowledges, DDD grants to the Owner the irrevocable option to require DDD and/or its nominee to purchase the Land for the Purchase Price free from all encumbrances (save and except the restrictive covenant contained in Transfer G548183 and Easement G708737 upon the terms and conditions set out in the Contract.

         4.2      EXERCISE OF PUT OPTION

                  The Put Option may only be exercised at any time during the period commencing on 1 December 1999 and expiring at 5.00pm on 14 December 1999 by the Owner serving on DDD a notice signed by the Owner in the form or to the effect of the form of notice set out in Schedule 4 of this Deed.


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5.       NOTICE OF NOMINATION

         5.1 Subject to clause 9.3.1 and specifically the requirement contained in clause 9.3.1.2 for the nominee to exercise the Call Option, if at anytime prior to the Expiry Date and at or prior to the exercise by DDD of the Call Option or the exercise by the Owner of the Put Option DDD shall serve on the Owner a notice signed on behalf of DDD in the form or to the effect of the form of notice set out in Schedule 3 of this Deed advising of the name and address of DDD's nominee, thereafter for all purposes of this Deed the nominee shall be substituted for DDD as if the nominee had been named in this Deed as a party in lieu of DDD and all references to DDD in this Deed shall thereafter be deemed to be references to DDD's nominee.

6.       EFFECT OF THE EXERCISE OF AN OPTION

         If either DDD and/or its nominee (as the case may be) exercises the Call Option or the Owner exercises the Put Option, a contract shall be and be deemed to be created pursuant to which the Owner is bound to sell the Land to DDD and/or its nominee (as the case may be) and DDD and/or its nominee (as the case may be) is bound to purchase the Land for the Purchase Price and on the terms of the Contract and the settlement date shall be the date provided in the Contract.

7.       OPTION FEE

         The Option Fee shall be non-refundable and upon payment shall belong to the Owner absolutely and whether or not the Call Option or the Put Option is exercised and nothing contained in this Deed in general or the provisions of clause 5 and clause 9.3 in particular if acted upon by DDD shall oblige the Owner to repay the whole or any part of the Option Fee to DDD or any of its nominees or assignees.



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8.       GENERAL CONDITIONS

         The Joint Form of General Conditions for the Sale of Land, 1998 revision shall be incorporated in and deemed to be part of the Contract except to the extent that they are varied by or inconsistent with the terms of this Deed or the express terms of the Contract.

9.       MISCELLANEOUS

         9.1      NOTICES
                  All notices to be given by or pursuant to this Deed in general and any notices pursuant to clauses 3.2 and 4.2 in particular shall be given in writing and either personally served or sent by registered post addressed as follows:-

                  DDD:
                  To:               Dynamic Digital Depth (Australia) Pty Ltd
                  Address:          41 Walters Drive
                                    Herdsman Business Park
                                    OSBORNE PARK  WA  6017

                  THE OWNER:
                  To:               Boston Tower Pty Ltd
                  Address:          11 Grove End Ridge
                                    Mt Claremont  WA  6110


                  Notices shall be deemed served or given:-

                  9.1.1 if personally served, by being left at the address of the party to whom the notice is given between the hours of 9.00am and 5.00pm on which all banks are open for business in Western Australia, then in such case at the time the notice is so delivered;

                  9.1.2 if sent by registered post 72 hours after the time of posting.


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                  Any party may change its address for receipt of notices at any time by giving notice of such change to the other party. Any notice given under this Deed may be signed on behalf of any party by the duly authorised representative of that party and shall be sent to all other parties to this Deed.

         9.2      FURTHER ASSURANCES

                  Each party covenants and agrees with the other that it will make execute do and sign all further acts, deeds, matters and things as may give effect to the terms, covenants, condition and intentions of this Deed provided that DDD shall indemnify the Owner against all expenses reasonably incurred by the Owner in complying with the requirements of this clause.

         9.3      ASSIGNMENT

                  9.3.1 DDD has the right to assign all of its rights, obligations or benefits under this Deed by giving written notice of nomination in the form of
                              Schedule 3 to the Owner at any time subject to:

                              9.3.1.1 the Owner's consent which consent shall not be unreasonably withheld and the Owner shall promptly consider DDD's application for that consent and provide its response to DDD within 14 days from the date of DDD's request; and

                              9.3.1.2 the nominee specified in the written notice of nomination exercising the Call Option in accordance with clause 3 contemporaneously with the giving of the written notice of nomination provided that the exercise of the Call Option shall not be effective unless and until the Owner


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                                            has consented to the assignment as
                                            required by Clause 9.3.1.1.

                  9.3.2 The Owner may only assign all (but not part) of its rights obligations and benefits under this Deed in the Land subject to first procuring the assignee to enter into a deed with DDD to be prepared by DDD at the cost of the Owner pursuant to which the assignee covenants with DDD to be bound by the terms of this Deed.

                  9.3.3 The Owner may only assign all (but not only part) of its rights obligations and benefits under this Deed in the Land subject to first procuring the assignee to enter into a deed with DDD to be prepared by DDD at the cost of the Owner pursuant to which the assignee covenants with DDD to be bound by the terms of this Deed.

         9.4      TERMINATION OF LEASE

                  Notwithstanding clause 3, if the Lease is at any time terminated pursuant to clause 5.2 of the Lease then clause 3 and 4 of this Deed shall not apply and DDD shall not be entitled to exercise the Call Option and the owner shall not be entitled to exercise the Put Option provided that the owner shall be entitled to keep the Option Fee absolutely in accordance with clause 7.

         9.5      PROPER LAW

                  The Laws of the State of Western Australia and where applicable the Commonwealth of Australia shall apply to this Deed and the parties submit to the jurisdiction of the courts of Western Australia and the courts having jurisdiction to hear appeals therefrom.

         9.6      COSTS

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                  DDD shall pay the Owner's reasonable legal costs and expenses incurred by the Owner in connection with the preparation and negotiation of this Deed and of any related documentation provided for by this Deed together with all reasonable and proper disbursements incurred by the Owner's solicitors in connection with those matters and DDD shall pay all stamp duty assessed in respect of this Deed and documentation associated with this Deed hereon.

Executed as a Deed


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THE COMMON SEAL of                          )
DYNAMIC DIGITAL DEPTH                       )
(AUSTRALIA) PTY LTD                         )
(ACN 060 154 949)                           )
was hereunto affixed by                     )
authority of the Directors                  )
in the presence of:                         )


Director:


Director/Secretary:




THE COMMON SEAL of                          )
BOSTON TOWER PTY LTD                        )
(ACN 071 187 187)                           )
was hereunto affixed by                     )
authority of the Directors                  )
in the presence of:                         )


Director:


Director/Secretary:


                                       10
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                                   SCHEDULE 1


                                      LAND



6-8 Brodie-Hall Drive Technology Park, Bentley more particularly described as part of lot 53 on Diagram 74187 and being the whole of the land comprised in Certificate of Title Volume 2103 Folio 138.



                                       11
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                                   SCHEDULE 2


                    FORM OF NOTICE OF EXERCISE OF CALL OPTION



NOTICE OF EXERCISE OF CALL OPTION


This notice is delivered by (Dynamic Digital Depth (Australia) Pty Ltd (ACN 060 154 949) ("DDD") (or the nominees name if appropriate) ("the Nominee") in
terms of the Deed dated the   day of       1998 made between Boston Tower Pty
Ltd and DDD.

(DDD or the nominee if appropriate) gives notice to Boston Tower Pty Ltd under clause 3.2 of that Deed that it exercises the Option to purchase the Land as defined in and in accordance with the provisions of the Deed.


Dated the               day of                     199
          ------------         ------------------       ----




----------------------------


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                                   SCHEDULE 3

                          FORM OF NOTICE OF NOMINATION


NOTICE OF NOMINATION


This notice is delivered by Dynamic Digital Depth (Australia) Pty Ltd (ACN 060 154 949) ("DDD") in terms of the Deed dated the day of 1998 made between Boston Tower Pty Ltd ("the Owner"), and DDD ("the Deed").

DDD hereby irrevocably notifies the Owner that DDD has nominated
_________________ to the exclusion of DDD as its nominee for the purposes of the Deed.

Dated the               day of                        199
          -------------        ----------------------     ----


THE COMMON SEAL of                          )
DYNAMIC DIGITAL DEPTH                       )
(AUSTRALIA) PTY LTD                         )
was hereunto affixed by                     )
authority of the Directors                  )
in the presence of:                         )


Director:

Director/Secretary:


------------------------------------------------------

of
   ---------------------------------------------------

being the abovenamed nominee hereby consents to this nomination and agrees with the Owner to comply with the provisions of this Deed and to be bound by and have all of the rights, benefits and obligations of DDD pursuant to the Deed in general and acknowledges and agrees to be bound by the provisions of clause 7 in particular.
[Insert Sealing Clause for Nominee]

Dated the                        day of                         199
          ---------------------         -----------------------     ----


---------------------------------------------------------------------------


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                                   SCHEDULE 4




                    FORM OF NOTICE OF EXERCISE OF PUT OPTION



NOTICE OF EXERCISE OF PUT OPTION


This notice is delivered by Boston Tower Pty Ltd (ACN 071 187 187) in terms
of the Deed dated the    day of      1998 made between Boston Tower Pty Ltd
and Dynamic Digital Depth (Australia) Pty Ltd (ACN 060 164 949) ("DDD").

Boston Tower Pty Ltd gives notice to DDD under clause 4.2 of that Deed that it exercises the Put Option to sell the Land as defined in and in accordance with the provisions of the Deed.


Dated the                 day of                   199
          ---------------        ---------------       ----








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                                   SCHEDULE 5


                                    CONTRACT

                    DYNAMIC DIGITAL DEPTH (AUSTRALIA) PTY LTD
                                (ACN 060 154 949)



                                     - and -



                              BOSTON TOWER PTY LTD
                                (ACN 071 187 187)











                        --------------------------------

                                   OPTION DEED

                        --------------------------------









                               Solomon Brothers
                               40th Floor
                               Exchange Plaza
                               2 The Esplanade
                               PERTH WA 6000
                               Ref: BCD/sw/6572034